Exhibit 3.1

REGEN BIOLOGICS, INC.

AMENDED AND RESTATED BY-LAWS
(AS ADOPTED ON MARCH 12, 2004)

ARTICLE I
OFFICES

     Section 1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The address of the registered office may be changed from time to time by the Board of Directors.

     Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

     Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 Annual Meetings. Annual meetings of stockholders, commencing with the year 1988 shall be held in each calendar year within five months after the end of the fiscal year of the Corporation on such day and at such time and place as the Board of Directors shall fix, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these By-laws, or by statute.

     Section 2.3 Notice of Annual Meetings. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting at such address as appears on the records of the Corporation not less than three days nor more than fifty days before the date of the meeting.

     Section 2.4 Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least two days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, with the address and number of shares held by each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least two days prior to the meeting, and shall be kept on file at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President or Chairman of the Board of Directors, and shall be called by the President, Vice President or Secretary at the request in writing of one of the Directors or at the request of stockholders owning a majority in number of the shares of common stock of the Corporation issued and outstanding.

     Section 2.6 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than two days before the date of the meeting, to each stockholder entitled to vote at such meeting at such address as appears on the records of the Corporation.

     Section 2.7 Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.8 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 2.9 Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the stockholders and shall decide any question brought before such meeting, unless according to the Certificate of Incorporation or these By-laws a greater vote is required.

     Section 2.10 Voting Rights; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provided for a longer period.

     Section 2.11 Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing.

ARTICLE III
DIRECTORS

     Section 3.1 Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 3.2 Number, Election, Term and Qualifications. The Board of Directors shall consist of one or more members as shall be determined from time to time by resolution of the Board subject to the power of the stockholders to change such action of the Directors. The directors shall be elected at the annual meeting of the stockholders, or any meeting held in lieu thereof, except as provided in Section 3.4 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

     Section 3.3 Resignations. Unless restricted by law or by the Certificate of Incorporation, any director may resign at any time by written notice to the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time otherwise specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.4 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

     Section 3.5 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, as may be specified in the respective notices, or waivers of notice, thereof.

     Section 4.2 First Meeting; Time and Place. The first meeting of the Board of Directors shall be held immediately following the meeting of stockholders which elected the initial directors. Additional regular meetings of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders.

     Section 4.3 Regular Meetings; Time and Place. Regular meetings of the Board of Directors shall be held at least once during each calendar quarter. Regular meetings of the Board of Directors may be held without notice other than a resolution of the Board of Directors at such time and at such place as shall be designated in such resolution.

     Section 4.4 Special Meetings. Special meetings of the Board may be called by or at the request of the President or the Chairman of the Board on one day’s notice to each director. Special meetings shall be called by the President, Chairman of the Board or Secretary in like manner and on like notice on the written request of at least one director.

     Section 4.5 Quorum; Voting; Adjournment. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 4.6 Telephonic Meetings. Members of the Board of Directors, or any committee designated by such Board, unless otherwise restricted by law, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Proceedings of such meetings shall be recorded in the minutes in the same manner as if the participating director were present in person at the meeting.

     Section 4.7 Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V
COMMITTEES OF DIRECTORS

     Section 5.1 Appointment; Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee or other committees, each such committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

     Section 5.2 Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 5.3 Meetings. The Chairman of any such committee may call a meeting thereof at any time on reasonable notice to members of the committee, and he or the Secretary shall call such meeting when requested by any member of the committee.

ARTICLE VI
NOTICES

     Section 6.1 General. Whenever, by law, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it need not be construed to mean personal service; such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears in the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same mail shall be deposited in the United States mail. Notice to directors may alternatively be given by telegram, telex, cablegram, radiogram or telecopy.

     Section 6.2 Waiver. Whenever any notice is required to be given by law or by the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, shall be equivalent to such notice.

ARTICLE VII
OFFICERS

     Section 7.1 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. Any number of offices may be held by the same person, unless otherwise prescribed by law, the Certificate of Incorporation or these By-laws.

     Section 7.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

     Section 7.3 Other Officers and Agents. The Board of Directors may also appoint a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem necessary to the business of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors may confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers and shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer.

     Section 7.4 Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify, or until their death, resignation or removal, as hereinafter provided. An officer chosen by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, and any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 7.5 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors, including the duties and responsibilities of Chief Executive Officer, if so designated by the Board of Directors.

     Section 7.6 The President. The President, in the event of the absence or inability of the Chairman to act, or if there be none, shall perform the duties and assume the responsibilities of Chief Executive Officer if so designated by the Board of Directors. If not designated as Chief Executive Officer, the President shall assist the Chief Executive Officer in the performance of his duties and responsibilities, and shall perform such other duties and do such other acts as may be prescribed by the Board of Directors or the Chief Executive Officer.

     Section 7.7 Chief Executive Officer. The Board of Directors may, in its discretion, designate a Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the supervision and direction of the Board of Directors, be responsible for the general management of the business of the Corporation, and except as otherwise provided by these By-laws, shall have all the powers vested in him by law or by these By-laws which usually attach to or pertain to the office of Chief Executive Officer. He may accept and deliver on behalf of the Corporation all authorized bonds, contracts and other obligations in the name of the Corporation; he shall have executive responsibility for all duties and business of the Corporation and he shall prescribe the duties of all other officers and employees to the extent not specifically prescribed by the Board of Directors or these By-laws and shall see to the proper performance thereof. The Chief Executive Officer shall also do and perform such other duties as from time to time bay be assigned to him by the Board of Directors.

     Section 7.8 The Vice Presidents. In the absence of President or in the even of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 7.9 The Secretary. The Secretary shall attend and keep the minutes and records of all meetings of the Board of Directors and the stockholders, and shall perform like duties for the committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary shall have the authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 7.10 Assistant Secretaries. The Assistant Secretary or Assistant Secretaries shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 7.11 Treasurer; Custody of Funds. The Treasurer shall have the custody of the Corporate funds and securities and keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 7.12 Treasurer; Disbursements; Accounting. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever required, an account of all the transactions of his office and of the financial condition of the Corporation.

     Section 7.13 Treasurer; Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful performance of the duties of his office in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 7.14 Assistant Treasurer. The Assistant Treasurer or Assistant Treasurers shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VIII

INDEMNIFICATION

     Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 8.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

     Section 8.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 8.1 and Section 8.2, respectively, shall be contract rights. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within five days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     Section 8.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under the certificate of incorporation of the Corporation, as amended from time to time, these Amended and Restated Bylaws, as amended from time to time, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     Section 8.6 Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided by this Article.

     Section 8.7 Change in Control. In the event of a Change in Control, and with respect to all matters thereafter arising concerning the rights of directors and officers to indemnification and payment of expenses under this Article, the Corporation shall seek legal advice only from the Independent Legal Counsel selected by a director or officer seeking indemnification and approved by the Corporation (which approval shall not be unreasonably withheld). Such Independent Legal Counsel shall render its written opinion to the Corporation and to such director or officer as to whether and to what extent such director or officer would be permitted to be indemnified under applicable law, the certificate of incorporation of the Corporation, as amended from time to time, these Amended and Restated Bylaws, as amended from time to time, any indemnification contract or otherwise. A “Change in Control” shall be deemed to have occurred if there is any transaction or series of transactions within any twelve (12)-month period, including, without limitation, a merger, consolidation or exchange of securities, in which the holders of all of the Corporation’s outstanding voting securities immediately prior to the consummation of such transaction or the first transaction of such series of transactions do not own, directly or indirectly, a majority of the combined voting power of the Corporation’s outstanding securities upon consummation of such transaction or series of such transactions. The term “Independent Legal Counsel” shall include any attorney or firm of attorneys who shall not have otherwise performed services for the Corporation or the director or officer seeking indemnification within the five (5) years prior to the date of selection (other than with respect to matters concerning the rights of such director or officer to indemnification).

     Section 8.8 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article and existing at the time of such amendment, repeal or modification. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify its directors or officers, such change shall have no effect on the rights of the directors and officers set forth in this Article with respect to actions occurring prior to the change except to the extent required by law, statute or rule.

ARTICLE IX
STOCK CERTIFICATES AND TRANSFERS OF STOCK

     Section 9.1 Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 9.2 Countersignatures. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employees, or (2) by a registrar other than the Corporation or its employees, any other signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 9.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereon, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond of indemnity in an amount and with one or more sureties deemed by the Corporation to be sufficient to indemnify it against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 9.4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 9.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than three days before the date of such meeting, nor more than fifty days prior to any other action.

     Section 9.6 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and to recognize his right to vote such shares, and to hold him liable for calls and assessments; accordingly, it shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X
GENERAL PROVISIONS

     Section 10.1 Dividends. Dividends upon the outstanding capital stock of the Corporation, subject to the terms and conditions provided by law and the Certificate of Incorporation, may be declared by the Board of Directors from time to time and paid by the Corporation.

     Section 10.2 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate.

     Section 10.3 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December each year.

     Section 10.4 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI
AMENDMENTS

     Section 11.1 Amendments. These By-laws may be altered, amended or repealed or new by-laws adopted by the stockholders or by the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alterations, amendment, repeal or adoption of by-laws be contained in the notice of such special meeting.

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